Exhibit 10.22

Summary Non-Employee Director Compensation Arrangement (Except with respect to the Chairman of the Board)

On election to the Board of Directors, for services rendered as a member of the Board of Directors, each non-employee director was awarded options to purchase 100,000 shares of our common stock (subsequently converted to options for Holdco common stock) and will receive an annual fee of $50,000. We reimburse directors for reasonable travel expenses incurred in connection with their duties as our directors.